Preliminary Pricing Supplement No. 17,518 Registration Statement Nos. 333-293641; 333-293641-01 Dated July 20, 2026 Filed Pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC Trigger Autocallable GEARS

Linked to a Basket of Stocks due July 31, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

Investment Description

These Trigger Autocallable GEARS (the “Securities”) are unsecured and unsubordinated debt securities issued by Morgan Stanley Finance LLC (“MSFL”) and fully and unconditionally guaranteed by Morgan Stanley with returns linked to the performance of a weighted basket of stocks (the “Basket”), consisting of the Common Stock of Constellation Energy Corporation (CEG), the Common Stock of Emerson Electric Co. (EMR), the Ordinary Shares of Eaton Corporation plc (ETN), the Common Stock of Entergy Corporation (ETR), the Common Stock of Freeport-McMoRan Inc. (FCX), the Common Stock of Honeywell International Inc. (HON), the Ordinary Shares of Johnson Controls International plc (JCI), the Common Stock of Expand Energy Corporation (EXE), the Common Stock of NextEra Energy, Inc. (NEE), the Common Stock of Martin Marietta Materials, Inc. (MLM), the Ordinary Shares of nVent Electric plc (NVT), the Common Stock of Ingersoll Rand Inc. (IR), the Common Stock of EQT Corporation (EQT), the Common Stock of AECOM (ACM), the Common Stock of Vistra Corp. (VST) and the Common Stock of Xcel Energy Inc. (XEL), each of which we refer to as an “Underling Share” and together as the “Underlying Shares.” If the closing level of the Basket on the Observation Date (the “Observation Date Closing Basket Level”) is greater than or equal to the Autocall Barrier, MSFL will automatically call the Securities and pay the principal amount of the Securities plus the Call Return. No further payments will be made on the Securities once they have been called, and the investor will not participate in any appreciation of the Basket if the Securities are called early. If the Securities are not called prior to maturity and the Basket Return is greater than zero, MSFL will pay the Principal Amount at maturity plus a return equal to the product of (i) the Principal Amount multiplied by (ii) the Basket Return multiplied by (iii) the Upside Gearing of between 1.30 to 1.50 (the actual Upside Gearing will be determined on the Trade Date). If the Basket Return is less than or equal to zero, MSFL will either pay the full Principal Amount at maturity, or, if the Final Basket Level is less than the Downside Threshold, MSFL will pay significantly less than the full Principal Amount at maturity, if anything, resulting in a loss of principal that is proportionate to the negative Basket Return. These Securities are for investors who seek an equity basket-based return and who are willing to risk a loss on their principal and forgo current income in exchange for the possibility of receiving the Call Return if the Basket closes at or above the Autocall Barrier on the Observation Date, and the Upside Gearing feature and the contingent repayment of principal, which apply only if the Securities have not been called and the Final Basket Level is greater than the Initial Level or not less than the Downside Threshold, respectively, each as applicable at maturity. Investing in the Securities involves significant risks. You will not receive interest or dividend payments during the term of the Securities. The Issuer will not automatically call the Securities following the Observation Date if the Observation Date Closing Basket Level of the Basket is below the Autocall Barrier. You will lose a significant portion or all of your Principal Amount at maturity if the Securities are not called prior to maturity and the Final Basket Level of the Basket is below the Downside Threshold. The contingent repayment of principal applies only if you hold the Securities to maturity.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

Features						Key Dates*

❑Automatically Callable: MSFL will automatically call the Securities and pay you the principal amount plus the Call Return if the Observation Date Closing Basket Level of the Basket on the Observation Date is greater than or equal to the Autocall Barrier. If the Securities are called following the Observation Date, no further payments will be made on the Securities and the investor will not participate in any appreciation of the Basket.

❑Enhanced Growth Potential: If the Securities are not called prior to maturity and the Basket Return is greater than zero, the Upside Gearing feature will provide leveraged exposure to any positive Basket Return, and MSFL will pay the Principal Amount at maturity plus pay a return equal to the Basket Return multiplied by the Upside Gearing. If the Basket Return is less than zero, investors may be exposed to the negative Basket Return at maturity.

❑Contingent Repayment of Principal at Maturity: If the Securities are not called prior to maturity and the Basket Return is equal to or less than zero and the Final Basket Level is not less than the Downside Threshold, MSFL will pay the Principal Amount at maturity. However, if the Final Basket Level is less than the Downside Threshold, MSFL will pay less than the full Principal Amount, if anything, resulting in a significant loss of principal that is proportionate to the percentage decline in the value of the Basket. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.

						Trade Date	July 29, 2026
						Settlement Date	July 31, 2026 (2 Business Days after the Trade Date)
						Observation Date	August 4, 2027. See “Observation Date, Call Settlement Date, Call Return and Call Price” on page 5 for details.
						Final Valuation Date**	July 27, 2029
						Maturity Date**	July 31, 2029

*Expected. In the event that we make any change to the expected Trade Date and Settlement Date, we may change the Observation Date, the Final Valuation Date and/or the Maturity Date so that the stated term of the Securities remains the same.

**Subject to postponement in the event of a Market Disruption Event or for non-Trading Days. See “Postponement of Observation Date and Final Valuation Date” and “Postponement of Call Settlement Date and Maturity Date” under “Additional Terms of the Securities.”

The Securities are significantly riskier than conventional debt INSTRUMENTS. the terms of the securities may not obligate us TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. the Securities CAN have downside MARKET risk SIMILAR TO the Underlying Shares, WHICH CAN RESULT IN A LOSS OF A SIGNIFICANT PORTION OR ALL OF YOUR INVESTMENT at maturity. This MARKET risk is in addition to the CREDIT risk INHERENT IN PURCHASING our DEBT OBLIGATIONS.  You should not PURCHASE the Securities if you do not understand or are not comfortable with the significant risks INVOLVED in INVESTING IN the Securities. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 7 OF THIS PRELIMINARY PRICING SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering
Basket	Basket Weighting	Initial Price	Upside Gearing	Initial Basket Level	Call Return Rate**	Autocall Barrier	Downside Threshold	CUSIP	ISIN
Common Stock of Constellation Energy Corporation (CEG)*	6.25%		1.30 to 1.50	100	13.50% per annum	100, which is 100% of the Initial Basket Level	75, which is 75% of the Initial Basket Level	61780K186	US61780K1869
Common Stock of Emerson Electric Co. (EMR)*	6.25%
Ordinary Shares of Eaton Corporation plc (ETN)*	6.25%
Common Stock of Entergy Corporation (ETR)*	6.25%
Common Stock of Freeport-McMoRan Inc. (FCX)*	6.25%
Common Stock of Honeywell International Inc. (HON)*	6.25%
Ordinary Shares of Johnson Controls International plc (JCI)*	6.25%
Common Stock of Expand Energy Corporation (EXE)*	6.25%
Common Stock of NextEra Energy, Inc. (NEE)*	6.25%
Common Stock of Martin Marietta Materials, Inc. (MLM)*	6.25%
Ordinary Shares of nVent Electric plc (NVT)*	6.25%
Common Stock of Ingersoll Rand Inc. (IR)*	6.25%
Common Stock of EQT Corporation (EQT)*	6.25%
Common Stock of AECOM (ACM)*	6.25%
Common Stock of Vistra Corp. (VST)*	6.25%
Common Stock of Xcel Energy Inc. (XEL)*	6.25%

*Bloomberg ticker symbol is being provided for reference purposes only. The Closing Price on any trading day will be determined based on the price published by the relevant exchange.

**If the Securities are called, the Call Price will be a fixed amount based on the Call Return. See “Observation Date, Call Settlement Date, Call Return and Call Price” on page 5.

See “Additional Information about Morgan Stanley, MSFL and the Securities” on page 2. The Securities will have the terms set forth in the accompanying prospectus and prospectus supplement and tax supplement and this preliminary pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this preliminary pricing supplement or the accompanying prospectus supplement, tax supplement and prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

Estimated value on the Trade Date	Approximately $9.405 per Security, or within $0.45 of that estimate. See “Additional Information about Morgan Stanley, MSFL and the Securities” on page 2.
	Price to Public	Underwriting Discount(1)	Proceeds to Us(2)
Per Security	$10.00	$0.25	$9.75
Total	$	$	$

(1) UBS Financial Services Inc., acting as dealer, will receive from Morgan Stanley & Co. LLC, the agent, a fixed sales commission of $0.25 for each Security it sells. For more information, please see “Supplemental Plan of Distribution; Conflicts of Interest” on page 55 of this preliminary pricing supplement.

(2) See “Use of Proceeds and Hedging” on page 55.

The agent for this offering, Morgan Stanley & Co. LLC, is our affiliate and a wholly owned subsidiary of Morgan Stanley. See “Supplemental Plan of Distribution; Conflicts of Interest” on page 55 of this preliminary pricing supplement.

Morgan Stanley UBS Financial Services Inc.

Additional Information about Morgan Stanley, MSFL and the Securities

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by a prospectus supplement and a tax supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents for free by visiting EDGAR on the SEC website at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in this offering will arrange to send you the prospectus, the prospectus supplement and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access the accompanying prospectus supplement and prospectus on the SEC website at.www.sec.gov as follows:

♦Prospectus supplement dated April 8, 2026:
https://www.sec.gov/Archives/edgar/data/895421/000095010326005452/dp244181_424b2-seriesa.htm

♦Tax supplement dated April 8, 2026:
https://www.sec.gov/Archives/edgar/data/895421/000095010326005451/dp244874_424b2-sats.htm

♦Prospectus dated April 8, 2026:
https://www.sec.gov/Archives/edgar/data/895421/000095010326005450/dp244347_424b2-basepro.htm

References to “MSFL” refer only to MSFL, references to “Morgan Stanley” refer only to Morgan Stanley and references to “we,” “our” and “us” refer to MSFL and Morgan Stanley collectively. In this document, the “Securities” refers to the Trigger Autocallable GEARS that are offered hereby. Also, references to the accompanying “prospectus,” “prospectus supplement” and “tax supplement” mean the prospectus filed by MSFL and Morgan Stanley dated April 8, 2026, the prospectus supplement filed by MSFL and Morgan Stanley dated April 8, 2026, and the tax supplement filed by MSFL and Morgan Stanley dated April 8, 2026, respectively.

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement or the accompanying prospectus supplement, tax supplement and prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement or the accompanying prospectus supplement, tax supplement and prospectus is accurate as of any date other than the date on the front of this document.

The Issue Price of each Security is $10. This price includes costs associated with issuing, selling, structuring and hedging the Securities, which are borne by you, and, consequently, the estimated value of the Securities on the Trade Date will be less than $10. We estimate that the value of each Security on the Trade Date will be approximately $9.405, or within $0.45 of that estimate. Our estimate of the value of the Securities as determined on the Trade Date will be set forth in the final pricing supplement.

What goes into the estimated value on the Trade Date?

In valuing the Securities on the Trade Date, we take into account that the Securities comprise both a debt component and a performance-based component linked to the Underlying Shares. The estimated value of the Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the Underlying Shares, instruments based on the Underlying Shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Securities?

In determining the economic terms of the Securities, including the Upside Gearing, the Call Return Rate, the Autocall Barrier and the Downside Threshold, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Securities would be more favorable to you.

What is the relationship between the estimated value on the Trade Date and the secondary market price of the Securities?

The price at which MS & Co. purchases the Securities in the secondary market, absent changes in market conditions, including those related to the Underlying Shares, may vary from, and be lower than, the estimated value on the Trade Date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Securities are not fully deducted upon issuance, for a period of up to 9 months following the Settlement Date, to the extent that MS & Co. may buy or sell the Securities in the secondary market, absent changes in market conditions, including those related to the Underlying Shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. currently intends, but is not obligated, to make a market in the Securities, and, if it once chooses to make a market, may cease doing so at any time.

Investor Suitability

The Securities may be suitable for you if:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You can tolerate a loss of all or a substantial portion of your Principal Amount and are willing to make an investment that may have the same downside market risk as a weighted investment in the Underlying Shares included in the Basket.

♦You understand and accept the risks associated with the Underlying Shares.

♦You are willing to invest in Securities that may be called early or you are otherwise willing to hold the Securities to maturity, as set forth on the cover of this preliminary pricing supplement, and accept that there may be little or no secondary market for the Securities.

♦You believe the Basket will close at or above the Autocall Barrier on the Observation Date or will close at or above the Downside Threshold on the Final Valuation Date.

♦You believe the Basket will appreciate over the term of the Securities and you would be willing to invest in the Securities if the Upside Gearing was set equal to the bottom of the range indicated on the cover hereof (the actual Upside Gearing will be set on the Trade Date).

♦You can tolerate fluctuations of the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦You do not seek current income from your investment and are willing to forgo dividends paid on the stocks included in the Underlying Shares.

♦You are willing to assume our credit risk, and understand that if we default on our obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You cannot tolerate a loss of all or a substantial portion of your Principal Amount, and you are not willing to make an investment that may have the same downside market risk as a weighted investment in the Underlying Shares included in the Basket.

♦You require an investment designed to provide a full return of principal at maturity.

♦You do not understand and accept the risks associated with the Underlying Shares.

♦You are unable or unwilling to invest in Securities that may be called early, or you are otherwise unable or unwilling to hold the Securities to maturity, as set forth on the cover of this preliminary pricing supplement, or you seek an investment for which there will be an active secondary market.

♦You believe that the Basket will close below the Autocall Barrier on the Observation Date and that the level of the Basket will decline during the term of the Securities and is likely to close below the Downside Threshold on the Final Valuation Date.

♦You would not be willing to invest in the Securities if the Upside Gearing was set equal to the bottom of the range indicated on the cover hereof (the actual Upside Gearing will be set on the Trade Date).

♦You prefer the lower risk, and, therefore, accept the potentially lower returns, of conventional debt securities with comparable maturities issued by us or another issuer with a similar credit rating.

♦You seek current income from your investment or prefer to receive the dividends paid on the stocks included in the Underlying Shares.

♦You are not willing or are unable to assume the credit risk associated with us for any payment on the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 7 of this preliminary pricing supplement and “Risk Factors” beginning on page 7 of the accompanying prospectus and “Risk Factors” beginning on page TS-4 of the accompanying tax supplement for risks related to an investment in the Securities. For additional information about the Underling Shares, see the information set forth under “Constellation Energy Corporation,” “Emerson Electric Co.,” “Eaton Corporation plc,” “Entergy Corporation,” “Freeport-McMoRan Inc.,” “Honeywell International Inc.,” “Johnson Controls International plc,” “Expand Energy Corporation,” “NextEra Energy, Inc.,” “Martin Marietta Materials, Inc.,” “nVent Electric plc,” “Ingersoll Rand Inc.,” “EQT Corporation,” “AECOM,” “Vistra Corp.” and “Xcel Energy Inc.” on pages 17, 19, 21, 23, 25, 27, 29, 31, 33, 35, 37, 39, 41, 43, 45 and 47 respectively.

Terms
Issuer	Morgan Stanley Finance LLC
Guarantor	Morgan Stanley
Issue Price (per Security)	$10.00 per Security
Principal Amount	$10.00 per Security
Term	Approximately 3 years
Basket	The Securities are linked to a weighted basket of stocks, each of which we refer to as an “Underlying Share,” as follows:
	Common Stock of Constellation Energy Corporation (CEG)	6.25%
	Common Stock of Emerson Electric Co. (EMR)	6.25%
	Ordinary Shares of Eaton Corporation plc (ETN)	6.25%
	Common Stock of Entergy Corporation (ETR)	6.25%
	Common Stock of Freeport-McMoRan Inc. (FCX)	6.25%
	Common Stock of Honeywell International Inc. (HON)	6.25%
	Ordinary Shares of Johnson Controls International plc (JCI)	6.25%
	Common Stock of Expand Energy Corporation (EXE)	6.25%
	Common Stock of NextEra Energy, Inc. (NEE)	6.25%
	Common Stock of Martin Marietta Materials, Inc. (MLM)	6.25%
	Ordinary Shares of nVent Electric plc (NVT)	6.25%
	Common Stock of Ingersoll Rand Inc. (IR)	6.25%
	Common Stock of EQT Corporation (EQT)	6.25%
	Common Stock of AECOM (ACM)	6.25%
	Common Stock of Vistra Corp. (VST)	6.25%
	Common Stock of Xcel Energy Inc. (XEL)	6.25%
	Common Stock of Constellation Energy Corporation (CEG)	6.25%
Autocall Barrier	100, which is 100% of the Initial Basket Level
Downside Threshold	75, which is 75% of the Initial Basket Level
Automatic Call:

The Securities will be called automatically if the Observation Date Closing Basket Level of the Basket is greater than or equal to the Autocall Barrier on the Observation Date.

If the Securities are called, MSFL will pay you on the Call Settlement Date the Call Price per Security calculated as follows (see “Observation Date, Call Settlement Date, Call Return and Call Price” on page 5):

$10 + ($10 x Call Return)

After the Securities have been called, no further payments will be made on the Securities.

The Securities will not be called following the Observation Date if the Observation Date Closing Basket Level of the Underlying is below the Autocall Barrier.

Call Return and Call Return Rate	The Call Return is based on an annual Call Return Rate of 13.50% per annum See “Observation Date, Call Settlement Date, Call Return and Call Price” on page 5.
Upside Gearing	1.30 to 1.50. The actual Upside Gearing will be determined on the Trade Date.
Payment at Maturity (per Security)

If the Securities are not automatically called and the Basket Return is greater than zero, MSFL will pay you an amount calculated as follows:

$10 + [$10 × (Basket Return × Upside Gearing)]

If the Securities are not automatically called and the Basket Return is less than or equal to zero and the Final Basket Level is greater than or equal to the Downside Threshold, MSFL will pay you a cash payment of:

$10 per Security

If the Securities are not automatically called and the Final Basket Level is less than the Downside Threshold, MSFL will pay you an amount calculated as follows:

$10 + ($10 × Basket Return)

In this case, you could lose up to all of your Principal Amount in an amount proportionate to the negative Basket Return.

Basket Return	Final Basket Level – Initial Basket Level Initial Basket Level
Adjustment Factor	For each of the Underlying Shares, 1.0, subject to adjustment in the event of certain corporate events affecting such Underlying Shares.
Initial Basket Level	100
Final Basket Level

On the Final Valuation Date, the Final Basket Level is calculated as:

100 × [1 + (CEG Return × 6.25%) + (EMR Return × 6.25%) + (ETN Return × 6.25%) + (ETR Return × 6.25%) + (FCX Return × 6.25%) + (HON Return × 6.25%) + (JCI Return × 6.25%) + (EXE Return × 6.25%) + (NEE Return × 6.25%) + (MLM Return × 6.25%) + (NVT Return × 6.25%) + (IR Return × 6.25%) + (EQT Return × 6.25%) + (ACM Return × 6.25%) + (VST Return × 6.25%) + (XEL Return × 6.25%)]

Each of the returns set forth in the formula above refers to the return of the relevant Underlying Share, which represents the percentage change from the Initial Price for that Underlying Share to the Final Price for that Underlying Share.

Observation Date Basket Closing Level

On the Observation Date, the Observation Date Closing Basket Level is calculated as:

100 × [1 + (CEG Return × 6.25%) + (EMR Return × 6.25%) + (ETN Return × 6.25%) + (ETR Return × 6.25%) + (FCX Return × 6.25%) + (HON Return × 6.25%) + (JCI Return × 6.25%) + (EXE Return × 6.25%) + (NEE Return × 6.25%) + (MLM Return × 6.25%) + (NVT Return × 6.25%) + (IR Return × 6.25%) + (EQT Return × 6.25%) + (ACM Return × 6.25%) + (VST Return × 6.25%) + (XEL Return × 6.25%)]

Each of the returns set forth in the formula above refers to the return of the relevant Underlying Share, which represents the percentage change from the Initial Price for that Underlying Share to the Observation Date Closing Price for that Underlying Share.
Observation Date Closing Price	With respect to each of the Underlying Shares, the Closing Price of such Underlying Shares on the Observation Date times the Adjustment Factor on such date.
Observation Date	August 4, 2027. See “Observation Date, Call Settlement Date, Call Return and Call Price” on page 5 for details.
Call Settlement Date	See “Observation Date, Call Settlement Date, Call Return and Call Price” on page 5 for details.
Final Valuation Date	July 27, 2029, subject to postponement in the event of a Market Disruption Event or for non-Trading Days.
Initial Price	With respect to each of the Underlying Shares, the Closing Price of such Underlying Shares on the Trade Date.
Final Price	With respect to each of the Underlying Shares, the Closing Price of such Underlying Shares on the Final Valuation Date times the Adjustment Factor on such date.
CUSIP / ISIN	61780K186 / US61780K1869
Calculation Agent	Morgan Stanley & Co. LLC

Observation Date, Call Settlement Date, Call Return and Call Price
Observation Date*	Call Settlement Date**	Call Return (Based on the Call Return Rate of 13.50% per annum)***	Call Price (per $10 of Securities)
August 4, 2027	The second Business Day following the Observation Date	13.50%	$11.35

* Subject to postponement in the event of a Market Disruption Event or for non-Trading Days. See “Postponement of Observation Date and Final Valuation Date” under “Additional Terms of the Securities.”

** If, due to a Market Disruption Event or otherwise, the Observation Date is postponed so that it falls less than two Business Days prior to the scheduled Call Settlement Date, the Call Settlement Date will be postponed to the second Business Day following that Observation Date as postponed.

*** If the Securities are called following the Observation Date, the Call Price will be a fixed amount based on the Call Return, as specified above, regardless of the actual number of days during such period.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE YOUR ENTIRE PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO OUR CREDITWORTHINESS. IF WE WERE TO DEFAULT ON OUR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline
The Initial Prices are observed, the Initial Basket Level is set to 100 and the Upside Gearing is set.

The Securities will be called automatically if the Observation Date Closing Basket Level of the Basket is greater than or equal to the Autocall Barrier on the Observation Date.

If the Securities are called, MSFL will pay you a Call Price per Security calculated as follows:

$10 + ($10 x Call Return)

After the Securities are called, no further payments will be made on the Securities.

The Final Basket Level and Basket Return are determined on the Final Valuation Date.

If the Basket Return is greater than zero, MSFL will pay you a cash payment per Security equal to:

$10 + [$10 × (Basket Return × Upside Gearing)]

If the Basket Return is less than or equal to zero and the Final Basket Level is greater than or equal to the Downside Threshold on the Final Valuation Date, MSFL will pay you a cash payment of $10 per $10 Security.

If the Final Basket Level is less than the Downside Threshold on the Final Valuation Date, MSFL will pay you a cash payment at maturity equal to:

$10 + ($10 × Basket Return)

Under these circumstances, you will lose a significant portion, and could lose all, of your Principal Amount.

Key Risks

An investment in the Securities involves significant risks. The material risks that apply to the Securities are summarized here, but we urge you to also read the “Risk Factors” section of the accompanying prospectus and tax supplement. You should also consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

Risks Relating to an Investment in the Securities

♦The Securities do not guarantee any return of principal – The terms of the Securities differ from those of ordinary debt securities in that MSFL is not necessarily obligated to repay any of the Principal Amount at maturity. If the Securities have not been called prior to maturity, and if the Final Basket Level is less than the Downside Threshold (which is 75% of the Initial Basket Level), you will be exposed to the full negative Basket Return and the payout owed at maturity by MSFL will be an amount in cash that is at least 25% less than the $10 Principal Amount of each Security, resulting in a loss proportionate to the decrease in the value of the Basket from the Initial Basket Level to the Final Basket Level. There is no minimum payment at maturity on the Securities, and, accordingly, you could lose all of your Principal Amount in the Securities.

♦If the Securities are called prior to maturity, the appreciation potential of the Securities is limited by the fixed Call Return – If the Securities are called prior to maturity, the appreciation potential of the Securities is limited to the fixed Call Return and you will not participate in any appreciation of the Basket, which could be significant. Additionally, the call feature is not applicable at maturity. If the Securities are not automatically called prior to maturity, and the Final Basket Level of the Basket is less than the Downside Threshold, you will be fully exposed to the decline in the level of the Basket from the Trade Date to the Final Valuation Date, and you will lose a significant portion or all of your investment.

♦You may incur a loss on your investment if you sell your Securities prior to maturity – The Downside Threshold is observed on the Final Valuation Date, and the contingent repayment of principal applies only at maturity. If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the level of the Basket would be above the Downside Threshold at that time.

♦Early redemption risk – The term of your investment in the Securities may be limited to as short as one year by the automatic call feature of the Securities. If the Securities are called prior to maturity, you will not receive any further payments on the Securities, and you may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or for similar returns.

♦The Upside Gearing applies only if you hold the Securities to maturity – You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the Upside Gearing or the Securities themselves, and the return you realize may be less than the Basket Return even if such return is positive. You can receive the full benefit of the Upside Gearing from MSFL only if you hold your Securities to maturity.

♦The Securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or our credit spreads may adversely affect the market value of the Securities – You are dependent on our ability to pay all amounts due on the Securities at maturity, if any, and any payments upon an automatic call, and therefore you are subject to our credit risk. If we default on our obligations under the Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in our credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Securities.

♦As a finance subsidiary, MSFL has no independent operations and will have no independent assets – As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

♦The Securities do not pay interest – MSFL will not pay any interest with respect to the Securities over the term of the Securities.

♦A higher Call Return Rate and/or lower Downside Threshold may reflect greater expected volatility of the Basket, and greater expected volatility generally indicates an increased risk of decline in the level of the Basket and, potentially, a significant loss at maturity – The economic terms for the Securities, including the Call Return Rate and the Downside Threshold, are based, in part, on the expected volatility of the Basket at the time the terms of the Securities are set. "Volatility" refers to the frequency and magnitude of changes in the level of the Basket. Higher expected volatility with respect to the Basket as of the Trade Date generally indicates a greater expectation as of that date that the Final Basket Level of the Basket could ultimately be less than the Downside Threshold on the Final Valuation Date, which would result in a loss of a significant portion or all of the Principal Amount. At the time the terms of the Securities are set, higher expected volatility will generally be reflected in a higher Call Return Rate and/or lower Downside Threshold, as compared to otherwise comparable securities. Therefore, a relatively higher Call Return Rate, which would increase the upside return if the Securities are automatically called, may indicate an increased risk that the level of the Basket will decrease substantially, which would result in a significant loss at maturity. In addition, and as described above in "The Securities do not guarantee any return of principal," in general, the higher potential return on the Securities as compared to the return payable on our ordinary debt securities with a comparable maturity indicates the risk that you may not receive a positive return on the Securities and may lose a significant portion or all of your investment. Further, a relatively lower Downside Threshold may not indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the Underlying Shares and the potential to lose a significant portion or all of your Principal Amount at maturity.

♦The market price of the Securities may be influenced by many unpredictable factors – Several factors, many of which are beyond our control, will influence the value of the Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Securities in the secondary market (if at all), including:

othe trading price of the Underlying Shares at any time,

othe volatility (frequency and magnitude of changes in value) of each of the Underlying Shares,

odividend rates on the Underlying Shares,

ointerest and yield rates in the market,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Underlying Shares or stock markets generally and which may affect the Final Prices,

othe occurrence of certain corporate events affecting any of the Underlying Shares that may or may not require an adjustment to an Adjustment Factor,

othe time remaining until the Securities mature, and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the terms of the Securities at the time of issuance and the price that you will receive if you are able to sell your Securities prior to maturity, as the Securities are comprised of both a debt component and a performance-based component linked to the Underlying Shares, and these are the types of factors that also generally affect the values of debt securities and derivatives linked to the Underlying Shares. For example, you may have to sell your Securities at a substantial discount from the principal amount of $10 per Security if the prices of the Underlying Shares at the time of sale are at or below or moderately above their Initial Prices, and especially if the level of the Basket would be near or below the Downside Threshold, or if market interest rates rise. CEG began trading on January 19, 2022, and EXE began trading on February 10, 2021, and each therefore has limited historical performance. See “Constellation Energy Corporation” and “Expand Energy Corporation” below. You cannot predict the future performance of the Underlying Shares based on their historical performance.

♦If the Securities are not called prior to maturity, the amount payable on the Securities is not linked to the prices of the Underlying Shares at any time other than the Final Valuation Date – If the Securities are not called prior to maturity, the Final Basket Level will be based on the Closing Prices of the Underlying Shares on the Final Valuation Date, subject to postponement for non-Trading Days and certain Market Disruption Events. Even if some or all of the Underlying Shares appreciate prior to the Final Valuation Date but then drop by the Final Valuation Date, the Payment at Maturity may be significantly less than it would have been had the Payment at Maturity been linked to the prices of the Underlying Shares prior to such drop. Although the actual prices of the Underlying Shares on the stated Maturity Date or at other times during the term of the Securities may be higher than their Final Prices, the Payment at Maturity will be based solely on the Closing Prices of the Underlying Shares on the Final Valuation Date as compared to their Initial Prices.

♦Investing in the Securities is not equivalent to investing in the Underlying Shares – Investing in the Securities is not equivalent to investing in the Underlying Shares. Investors in the Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the Underlying Shares. As a result, any return on the Securities will not reflect the return you would realize if you actually owned shares of the Underlying Shares and received the dividends paid or distributions made on them. The return on the Securities will not include such a total return feature.

♦The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Securities in the Issue Price reduce the economic terms of the Securities, cause the estimated value of the Securities to be less than the Issue Price and will adversely affect secondary market prices – Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Securities in secondary market transactions will likely be significantly lower than the Issue Price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the Issue Price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Securities in the Issue Price and the lower rate we are willing to pay as issuer make the economic terms of the Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Securities are not fully deducted upon issuance, for a period of up to 9 months following the Settlement Date, to the extent that MS & Co. may buy or sell the Securities in the secondary market, absent changes in market conditions, including those related to the Underlying Shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

♦The estimated value of the Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price – These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Securities than those generated by others, including other dealers in the market, if they attempted to value the Securities. In addition, the estimated value on the Trade Date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Securities in the secondary market (if any exists) at any time. The value of your Securities at any time after the date of this preliminary pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Securities may be influenced by many unpredictable factors” above.

♦The Securities will not be listed on any securities exchange and secondary trading may be limited – The Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Securities. MS & Co. currently intends, but is not obligated, to make a market in the Securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Since other broker-dealers may not participate significantly in the secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Securities, it is likely that there would be no secondary market for the Securities. Accordingly, you should be willing to hold your Securities to maturity.

♦Hedging and trading activity by our affiliates could potentially adversely affect the value of the Securities – One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Securities, including trading in the Underlying Shares, in futures or options contracts on the Underlying Shares, as well as in other instruments related to the Underlying Shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Final Valuation Date approaches. MS & Co. and some of our other affiliates also trade the Underlying Shares, in futures or options contracts on the Underlying Shares, as well as in other instruments related to the Underlying Shares, on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the Trade Date could potentially increase the Initial Prices of the Underlying Shares, and, therefore, could increase the prices at or above which the Underlying Shares must close on the Observation Date for the Securities to be called, and, if the Securities are not called prior to maturity, the prices at or above which the Underlying Shares must close on the Final Valuation Date so that investors do not suffer a significant loss on their initial investment in the Securities. Additionally, such hedging or trading activities during the term of the Securities could potentially affect the Closing Prices of the Underlying Shares on the Observation Date, and, accordingly, whether the Securities are automatically called prior to maturity, and if the Securities are not called prior to maturity, the Closing Prices of the Underlying Shares on the Final Valuation Date, and, accordingly, the amount of cash payable at maturity, if any.

♦Potential conflict of interest – As Calculation Agent, MS & Co. will determine the Initial Prices, the Observation Date Closing Basket Level, the Final Prices, the Final Basket Level, the Basket Return and whether any Market Disruption Event has occurred, and will calculate the payment that you will receive upon a call or the amount payable at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of Market Disruption Events, any adjustments to the Adjustment Factor and the calculation of the Final Basket Level in the event of a Market Disruption Event. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Antidilution Adjustments,” “—Postponement of Observation Date and Final Valuation Date,” “—Postponement of Call Settlement Date and Maturity Date” and “—Calculation Agent and Calculations” below. In addition, MS & Co. has determined the estimated value of the Securities on the Trade Date.

♦Potentially inconsistent research, opinions or recommendations by Morgan Stanley, UBS or our or their respective affiliates – Morgan Stanley, UBS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Morgan Stanley, UBS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Underlying Shares to which the Securities are linked.

♦The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain – There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlying Shares

♦The probability that the Final Basket Level will be less than the Downside Threshold will depend on the volatility of the Basket – “Volatility” refers to the frequency and magnitude of changes in the level of the Basket.  Higher expected volatility with respect to the Basket as of the Trade Date generally indicates a greater chance as of that date that the Final Basket Level will be less than the Downside Threshold, which would result in a loss of a significant portion or all of your investment at maturity.  However, the Basket’s volatility can change significantly over the term of the Securities.  The level of the Basket could fall sharply, resulting in a significant loss of principal.  You should be willing to accept the downside market risk of the Basket and the potential loss of a significant portion or all of your investment at maturity.

♦Changes in the prices of one or more of the Underlying Shares may offset changes in the values of the others – Movements in the prices of the Underlying Shares may not correlate with each other. At a time when the prices of one or more Underlying Shares increase, the prices of the other Underlying Shares may not increase as much, or may even decline. Therefore, in calculating the Basket Return, increases in the prices of one or more Underlying Shares may be moderated, or wholly offset, by lesser increases or declines in the prices of the other Underlying Shares. If the Final Basket Level is less than the Downside Threshold, you will receive at maturity an amount that is significantly less than the amount of your original investment in the Securities.

♦Stock risk – The prices of any of the Underlying Shares can rise or fall sharply due to factors specific to such Underlying Shares and their Underlying Issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about the Underlying Shares and the Underlying Issuers, please see “Information About the Underlying Shares” in this preliminary pricing supplement and the Underlying Issuers’ SEC filings referred to in those sections.

♦There are risks associated with investments in securities linked to the value of equity securities issued by a foreign company – The ordinary shares of Eaton Corporation plc, the ordinary shares of Johnson Controls International plc and the ordinary shares of nVent Electric plc are issued by foreign companies. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

♦No affiliation with Constellation Energy Corporation, Emerson Electric Co., Eaton Corporation plc, Entergy Corporation, Freeport-McMoRan Inc., Honeywell International Inc., Johnson Controls International plc, Expand Energy Corporation, NextEra Energy, Inc., Martin Marietta Materials, Inc., nVent Electric plc, Ingersoll Rand Inc., EQT Corporation, AECOM, Vistra Corp. and Xcel Energy Inc. – Constellation Energy Corporation, Emerson Electric Co., Eaton Corporation plc, Entergy Corporation, Freeport-McMoRan Inc., Honeywell International Inc., Johnson Controls International plc, Expand Energy Corporation, NextEra Energy, Inc., Martin Marietta Materials, Inc., nVent Electric plc, Ingersoll Rand Inc., EQT Corporation, AECOM, Vistra Corp. and Xcel Energy Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the Securities. We have not made any due diligence inquiry with respect to Constellation Energy Corporation, Emerson Electric Co., Eaton Corporation plc, Entergy Corporation, Freeport-McMoRan Inc., Honeywell International Inc., Johnson Controls International plc, Expand Energy Corporation, NextEra Energy, Inc., Martin Marietta Materials, Inc., nVent Electric plc, Ingersoll Rand Inc., EQT Corporation, AECOM, Vistra Corp. and Xcel Energy Inc. in connection with this offering.

♦We may engage in business with or involving Constellation Energy Corporation, Emerson Electric Co., Eaton Corporation plc, Entergy Corporation, Freeport-McMoRan Inc., Honeywell International Inc., Johnson Controls International plc, Expand Energy Corporation, NextEra Energy, Inc., Martin Marietta Materials, Inc., nVent Electric plc, Ingersoll Rand Inc., EQT Corporation, AECOM, Vistra Corp. or Xcel Energy Inc. – We or our affiliates may presently or from time to time engage in business with Constellation Energy Corporation, Emerson Electric Co., Eaton Corporation plc, Entergy Corporation, Freeport-McMoRan Inc., Honeywell International Inc., Johnson Controls International plc, Expand Energy Corporation, NextEra Energy, Inc., Martin Marietta Materials, Inc., nVent Electric plc, Ingersoll Rand Inc., EQT Corporation, AECOM, Vistra Corp. or Xcel Energy Inc. without regard to your interests and thus may acquire non-public information about Constellation Energy Corporation, Emerson Electric Co., Eaton Corporation plc, Entergy Corporation, Freeport-McMoRan Inc., Honeywell International Inc., Johnson Controls International plc, Expand Energy Corporation, NextEra Energy, Inc., Martin Marietta Materials, Inc., nVent Electric plc, Ingersoll Rand Inc., EQT Corporation, AECOM, Vistra Corp. or Xcel Energy Inc. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Constellation Energy Corporation, Emerson Electric Co., Eaton Corporation plc, Entergy Corporation, Freeport-McMoRan Inc., Honeywell International Inc., Johnson Controls International plc, Expand Energy Corporation, NextEra Energy, Inc., Martin Marietta Materials, Inc., nVent Electric plc, Ingersoll Rand Inc., EQT Corporation, AECOM, Vistra Corp. or Xcel Energy Inc., which may or may not recommend that investors buy or hold the Underlying Share(s).

♦Governmental regulatory actions could result in material changes to the composition of the Underlying Shares and could negatively affect your return on the Securities – Governmental regulatory actions, including but not limited to sanctions-related actions by the U.S. or foreign governments, could make it necessary or advisable for there to be material changes to the Underlying Shares, depending on the nature of such governmental regulatory actions and the Underlying Shares that are affected. If any governmental regulatory action results in the removal of any of the Underlying Shares, such removal, or even any uncertainty relating to a possible removal, could have a material and negative effect on the prices of the Underlying Shares and, therefore, your return on the Securities.

♦The antidilution adjustments the Calculation Agent is required to make do not cover every corporate event that could affect the Underlying Shares. – MS & Co., as Calculation Agent, will adjust the Adjustment Factors of the Underlying Shares for the purpose of determining whether the Call Price will be paid and the amount payable at maturity, in each case for certain corporate events affecting the Underlying Shares, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the Underlying Issuers of the Underlying Shares, such as mergers. However, the Calculation Agent will not make an adjustment for every corporate event that can affect the Underlying Shares. For example, the Calculation Agent is not required to make any adjustments if the Underlying Issuers of the Underlying Shares or anyone else makes a partial tender or partial exchange offer for the Underlying Shares, nor will adjustments be made following the Final Valuation Date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the prices of the Underlying Shares by the amount of such dividends. If an event occurs that does not require the Calculation Agent to adjust the Adjustment Factors, such as a regular cash dividend, the market price of the Securities and your return on the Securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before the Final Valuation Date, this may decrease the Closing Prices of such Underlying Shares to be less than the Downside Threshold (resulting in a loss of a significant portion of all of your investment in the Securities), materially and adversely affecting your return.

Scenario Analysis and Examples at Maturity

These examples are based on hypothetical terms. The actual terms will be determined on the Trade Date.

The below scenario analysis and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Basket relative to the Initial Basket Level. We cannot predict the Final Basket Level on the Final Valuation Date. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Basket. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the payment upon a call or at maturity for a $10.00 security on a hypothetical offering of the Securities, based on the following terms*:

Investment Term:	Approximately 3 years
Initial Basket Level:	100
Downside Threshold:	75
Hypothetical Upside Gearing:	1.30
Autocall Barrier:	100
Call Return Rate:	13.50% per annum
Call Return:	13.50%
Observation Date:	August 4, 2027

* The actual Upside Gearing for the Securities will be determined on the Trade Date.

Automatic Call:

Date	Observation Date Basket Closing Level	Payment (per Security)
Observation Date	120 (at or above Autocall Barrier)	$10 + ($10 x Call Return) = $10 + ($10 x 13.50%) = $11.35

The Basket closes at or above the Autocall Barrier on the Observation Date and therefore the Securities are called on the Call Settlement Date. MSFL will pay you on the Call Settlement Date the principal amount of $10.00 plus a Call Return of 13.50% per Security. No further amount will be owed to you under the Securities, and you do not participate in the appreciation of the Basket.

Payment at Maturity (if the Securities have not been called)

In the following examples, the Observation Date Basket Closing Level of the Basket on the Observation Date is less than the Autocall Barrier, and therefore the Securities are not called prior to, and remain outstanding until, maturity.

Example 1— The level of the Basket increases to a Final Basket Level of 105. The Basket Return is greater than zero and expressed as a formula:

Basket Return = (105 - 100) / 100 = 5.00%

Payment at Maturity = $10 + [$10 × (5.00% × 1.30)] = $10.65

Because the Basket Return is equal to 5.00%, the Payment at Maturity is equal to $10.65 per $10.00 Principal Amount of Securities, resulting in a total return on the Securities of 6.50%.

Example 2— The Final Basket Level is equal to the Initial Basket Level of 100. The Basket Return is zero and expressed as a formula:

Basket Return = (100 – 100) / 100 = 0.00%

Payment at Maturity = $10.00

Because the Basket Return is zero, the Payment at Maturity per Security is equal to the original $10.00 Principal Amount per Security, resulting in a zero percent return on the Securities.

Example 3— The level of the Basket decreases to a Final Basket Level of 90. The Basket Return is negative and expressed as a formula:

Basket Return = (90 - 100) / 100 = -10.00%

Payment at Maturity = $10.00

Because the Basket Return is less than zero, but the Final Basket Level is greater than or equal to the Downside Threshold on the Final Valuation Date, MSFL will pay you a Payment at Maturity equal to $10.00 per $10.00 Principal Amount of Securities, resulting in a zero percent return on the Securities.

Example 4— The level of the Basket decreases to a Final Basket Level of 40. The Basket Return is negative and expressed as a formula:

Basket Return = (40 - 100) / 100 = -60.00%

Payment at Maturity = $10 + ($10 × -60.00%) = $4.00

Because the Basket Return is less than zero and the Final Basket Level is below the Downside Threshold on the Final Valuation Date, the Securities will be fully exposed to any decline in the level of the Basket on the Final Valuation Date. Therefore, the Payment at Maturity is equal to $4.00 per $10.00 Principal Amount of Securities, resulting in a total loss on the Securities of 60.00%.

If the Securities are not called prior to maturity and the Final Basket Level is below the Downside Threshold on the Final Valuation Date, the Securities will be fully exposed to any decline in the Basket, and you will lose a significant portion or all of your Principal Amount at maturity.

Scenario Analysis – Hypothetical Payment at Maturity for each $10.00 Principal Amount of Securities (if the Securities have not been called prior to maturity).

Performance of the Basket*		Performance of the Securities
Final Basket Level	Basket Return	Upside Gearing	Payment at Maturity	Return on Securities Purchased at $10.00(1)
120	20.00%	1.30	$12.60	26.00%
115	15.00%	1.30	$11.95	19.50%
110	10.00%	1.30	$11.30	13.00%
105	5.00%	1.30	$10.65	6.50%
102	2.00%	1.30	$10.26	2.60%
100	0.00%	N/A	$10.00	0.00%
90	-10.00%	N/A	$10.00	0.00%
80	-20.00%	N/A	$10.00	0.00%
75	-25.00%	N/A	$10.00	0.00%
74	-26.00%	N/A	$7.40	-26.00%
70	-30.00%	N/A	$7.00	-30.00%
60	-40.00%	N/A	$6.00	-40.00%
50	-50.00%	N/A	$5.00	-50.00%
40	-60.00%	N/A	$4.00	-60.00%
30	-70.00%	N/A	$3.00	-70.00%
20	-80.00%	N/A	$2.00	-80.00%
10	-90.00%	N/A	$1.00	-90.00%
0	-100.00%	N/A	$0.00	-100.00%

* The Basket excludes cash dividend payments on the Underlying Shares.

(1) This “Return on Securities” is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $10 Principal Amount Security to the purchase price of $10 per Security.

United States Federal Income Tax Considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information About the Underlying Shares

The Underlying Shares are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by the Underlying Issuer pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number listed below through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the Underlying Issuer may be obtained from other publicly available sources.

This document relates only to the Securities offered hereby and does not relate to the Underlying Shares or other securities of the Underlying Issuers. We have derived all disclosures contained in this document regarding the Underlying Shares from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Underlying Issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Underlying Issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Underlying Shares (and therefore the price of the Underlying Shares at the time we price the Securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Underlying Issuer could affect the value received with respect to the Securities, and, therefore, the trading prices of the Securities.

Included on the following pages is (i) a brief description of each related Underlying Issuer, (ii) a table listing the published high and low Closing Prices and the end-of-quarter Closing Prices of the related Underlying Shares for each quarter in the period from January 1, 2020 through July 17, 2026, and (iii) a graph showing the daily Closing Prices from January 1, 2008 through July 17, 2026. The table and graph showing the daily Closing Prices for CEG begin on January 19, 2022. The table and graph showing the daily Closing Prices for EXE begin on February 10, 2021. The graph showing the daily Closing Prices for NVT begins on April 17, 2018. The graph showing the daily Closing Prices for IR begins on May 12, 2017. The graph showing the daily Closing Prices for VST begins on October 4, 2016.

We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying Shares. The historical Closing Prices should not be taken as an indication of future performance, and no assurance can be given as to the price of the Underlying Shares on the Final Valuation Date or during the term of the Securities. We make no representation as to the amount of dividends, if any, that the related Underlying Issuer may pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the Underlying Shares.

Constellation Energy Corporation

Constellation Energy Corporation supplies energy products to businesses, homes, community aggregations and public sector customers in the United States. The Common Stock of Constellation Energy Corporation is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Constellation Energy Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-41137 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Constellation Energy Corporation on July 17, 2026 was $252.39. Constellation Energy Corporation’s Common Stock is listed on the Nasdaq under the ticker symbol “CEG.”

Historical Information
Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/19/2022*	3/31/2022	57.50	41.90	56.25
4/1/2022	6/30/2022	66.71	53.47	57.26
7/1/2022	9/30/2022	89.36	54.00	83.19
10/1/2022	12/31/2022	97.16	81.26	86.21
1/1/2023	3/31/2023	86.81	73.40	78.50
4/1/2023	6/30/2023	94.25	74.48	91.55
7/1/2023	9/30/2023	112.46	91.00	109.08
10/1/2023	12/31/2023	126.52	104.73	116.89
1/1/2024	3/31/2024	187.26	111.41	184.85
4/1/2024	6/30/2024	231.27	180.90	200.27
7/1/2024	9/30/2024	262.86	167.08	260.02
10/1/2024	12/31/2024	285.52	223.71	223.71
1/1/2025	3/31/2025	347.44	201.63	201.63
4/1/2025	6/30/2025	322.76	170.96	322.76
7/1/2025	9/30/2025	354.89	298.82	329.07
10/1/2025	12/31/2025	403.95	335.74	353.27
1/1/2026	3/31/2026	366.25	247.06	279.25
4/1/2026	6/30/2026	322.78	242.30	248.37
7/1/2026	7/17/2026**	258.12	236.50	252.39

* CEG began trading on January 19, 2022, and accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period.

** Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Constellation Energy Corporation from January 19, 2022 through July 17, 2026, based on information from Bloomberg.

Emerson Electric Co.

Emerson Electric Co. is a technology and software company whose automation portfolio includes intelligent devices, control systems and design and optimization software solutions to support a set of industries and infrastructure. The Common Stock of Emerson Electric Co. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Emerson Electric Co. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-00278 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Emerson Electric Co. on July 17, 2026 was $139.54. Emerson Electric Co.’s Common Stock is listed on the NYSE under the ticker symbol “EMR.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	92.20	78.01	90.22
4/1/2021	6/30/2021	98.61	90.41	96.24
7/1/2021	9/30/2021	105.70	93.71	94.20
10/1/2021	12/31/2021	100.15	86.79	92.97
1/1/2022	3/31/2022	99.06	89.51	98.05
4/1/2022	6/30/2022	98.42	77.79	79.54
7/1/2022	9/30/2022	90.39	73.06	73.22
10/1/2022	12/31/2022	98.07	73.22	96.06
1/1/2023	3/31/2023	98.20	80.53	87.14
4/1/2023	6/30/2023	90.39	77.68	90.39
7/1/2023	9/30/2023	100.12	88.24	96.57
10/1/2023	12/31/2023	97.60	84.75	97.33
1/1/2024	3/31/2024	113.45	91.73	113.42
4/1/2024	6/30/2024	115.59	105.97	110.16
7/1/2024	9/30/2024	118.87	98.19	109.37
10/1/2024	12/31/2024	134.33	108.13	123.93
1/1/2025	3/31/2025	131.17	108.64	109.64
4/1/2025	6/30/2025	133.33	94.15	133.33
7/1/2025	9/30/2025	149.63	128.60	131.18
10/1/2025	12/31/2025	140.03	123.72	132.72
1/1/2026	3/31/2026	161.69	123.30	131.02
4/1/2026	6/30/2026	150.66	130.65	143.15
7/1/2026	7/17/2026*	141.56	135.38	139.54

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Emerson Electric Co. from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

Eaton Corporation plc

Eaton Corporation plc, an Irish company, is a power management company. The Ordinary Shares of Eaton Corporation plc are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Eaton Corporation plc pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-54863 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Ordinary Shares of Eaton Corporation plc on July 17, 2026 was $399.99. Eaton Corporation plc’s Ordinary Shares are listed on the NYSE under the ticker symbol “ETN.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	140.77	114.86	138.28
4/1/2021	6/30/2021	148.51	138.46	148.18
7/1/2021	9/30/2021	170.21	149.19	149.31
10/1/2021	12/31/2021	174.66	148.36	172.82
1/1/2022	3/31/2022	172.82	145.79	151.76
4/1/2022	6/30/2022	151.81	125.52	125.99
7/1/2022	9/30/2022	153.35	125.04	133.36
10/1/2022	12/31/2022	166.48	133.36	156.95
1/1/2023	3/31/2023	177.55	151.86	171.34
4/1/2023	6/30/2023	201.10	156.25	201.10
7/1/2023	9/30/2023	238.04	197.75	213.28
10/1/2023	12/31/2023	240.82	193.99	240.82
1/1/2024	3/31/2024	316.58	233.10	312.68
4/1/2024	6/30/2024	340.89	303.02	313.55
7/1/2024	9/30/2024	333.02	272.52	331.44
10/1/2024	12/31/2024	377.52	326.96	331.87
1/1/2025	3/31/2025	371.23	271.83	271.83
4/1/2025	6/30/2025	356.99	246.52	356.99
7/1/2025	9/30/2025	392.76	342.99	374.25
10/1/2025	12/31/2025	387.75	315.82	318.51
1/1/2026	3/31/2026	396.09	320.58	357.67
4/1/2026	6/30/2026	435.78	361.10	426.12
7/1/2026	7/17/2026*	415.52	395.68	399.99

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Ordinary Shares of Eaton Corporation plc from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

Entergy Corporation

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. The Common Stock of Entergy Corporation is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Entergy Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-11299 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Entergy Corporation on July 17, 2026 was $113.24. Entergy Corporation’s Common Stock is listed on the NYSE under the ticker symbol “ETR.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	49.92	43.41	49.74
4/1/2021	6/30/2021	54.65	49.82	49.85
7/1/2021	9/30/2021	57.42	49.63	49.66
10/1/2021	12/31/2021	56.33	49.69	56.33
1/1/2022	3/31/2022	58.52	51.16	58.38
4/1/2022	6/30/2022	62.92	51.23	56.32
7/1/2022	9/30/2022	61.11	50.32	50.32
10/1/2022	12/31/2022	59.22	48.29	56.25
1/1/2023	3/31/2023	56.25	50.18	53.87
4/1/2023	6/30/2023	55.51	47.87	48.69
7/1/2023	9/30/2023	52.23	46.15	46.25
10/1/2023	12/31/2023	52.70	44.44	50.60
1/1/2024	3/31/2024	52.84	48.60	52.84
4/1/2024	6/30/2024	57.11	50.31	53.50
7/1/2024	9/30/2024	65.81	52.38	65.81
10/1/2024	12/31/2024	78.20	64.53	75.82
1/1/2025	3/31/2025	87.89	75.26	85.49
4/1/2025	6/30/2025	86.61	79.01	83.12
7/1/2025	9/30/2025	93.55	80.93	93.19
10/1/2025	12/31/2025	97.65	91.50	92.43
1/1/2026	3/31/2026	112.36	91.19	112.36
4/1/2026	6/30/2026	117.91	104.97	114.86
7/1/2026	7/17/2026*	115.41	112.86	113.24

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Entergy Corporation from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

Freeport-McMoRan Inc.

Freeport-McMoRan Inc. is a copper, gold and molybdenum mining company. The Common Stock of Freeport-McMoRan Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Freeport-McMoRan Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-11307-01 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Freeport-McMoRan Inc. on July 17, 2026 was $58.38. Freeport-McMoRan Inc.’s Common Stock is listed on the NYSE under the ticker symbol “FCX.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	38.08	25.79	32.93
4/1/2021	6/30/2021	44.80	33.67	37.11
7/1/2021	9/30/2021	38.73	30.48	32.53
10/1/2021	12/31/2021	41.99	31.71	41.73
1/1/2022	3/31/2022	51.93	36.04	49.74
4/1/2022	6/30/2022	50.96	29.26	29.26
7/1/2022	9/30/2022	33.23	25.09	27.33
10/1/2022	12/31/2022	40.22	27.33	38.00
1/1/2023	3/31/2023	46.64	35.51	40.91
4/1/2023	6/30/2023	43.16	33.21	40.00
7/1/2023	9/30/2023	44.65	36.55	37.29
10/1/2023	12/31/2023	43.20	33.24	42.57
1/1/2024	3/31/2024	47.02	36.66	47.02
4/1/2024	6/30/2024	54.86	47.26	48.60
7/1/2024	9/30/2024	51.91	39.52	49.92
10/1/2024	12/31/2024	50.82	38.08	38.08
1/1/2025	3/31/2025	43.01	34.50	37.86
4/1/2025	6/30/2025	44.46	29.15	43.35
7/1/2025	9/30/2025	47.21	35.34	39.22
10/1/2025	12/31/2025	53.04	38.65	50.79
1/1/2026	3/31/2026	68.82	51.93	58.78
4/1/2026	6/30/2026	71.72	55.57	62.89
7/1/2026	7/17/2026*	61.95	57.50	58.38

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Freeport-McMoRan Inc. from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

Honeywell International Inc.

Honeywell International Inc. is a technology and manufacturing company serving customers with aerospace products and services. The Common Stock of Honeywell International Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Honeywell International Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-8974 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Honeywell International Inc. on July 17, 2026 was $225.02. Honeywell International Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “HON.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	206.22	184.07	204.52
4/1/2021	6/30/2021	219.48	200.21	206.66
7/1/2021	9/30/2021	220.64	200.00	200.00
10/1/2021	12/31/2021	214.58	187.89	196.45
1/1/2022	3/31/2022	206.74	168.61	183.33
4/1/2022	6/30/2022	193.94	163.18	163.76
7/1/2022	9/30/2022	191.94	157.31	157.31
10/1/2022	12/31/2022	207.32	161.50	201.91
1/1/2023	3/31/2023	204.08	173.96	180.07
4/1/2023	6/30/2023	195.50	178.47	195.50
7/1/2023	9/30/2023	197.55	173.47	174.06
10/1/2023	12/31/2023	197.58	165.88	197.58
1/1/2024	3/31/2024	196.91	181.85	193.38
4/1/2024	6/30/2024	203.40	179.35	201.19
7/1/2024	9/30/2024	207.47	185.35	194.75
10/1/2024	12/31/2024	222.35	191.15	212.83
1/1/2025	3/31/2025	213.42	191.02	199.50
4/1/2025	6/30/2025	219.41	172.28	219.41
7/1/2025	9/30/2025	226.50	195.69	198.33
10/1/2025	12/31/2025	207.91	188.14	195.09
1/1/2026	3/31/2026	248.04	195.88	226.03
4/1/2026	6/30/2026	249.33	215.81	223.90
7/1/2026	7/17/2026*	231.18	220.36	225.02

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Honeywell International Inc. from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

Johnson Controls International plc

Johnson Controls International plc, an Irish company, provides technologies to create reliable and sustainable electric power systems, including heating, ventilating, air conditioning, controls, refrigeration and fire detection and suppression systems. The Ordinary Shares of Johnson Controls International plc are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Johnson Controls International plc pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-13836 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Ordinary Shares of Johnson Controls International plc on July 17, 2026 was $140.46. Johnson Controls International plc’s Ordinary Shares are listed on the NYSE under the ticker symbol “JCI.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	62.29	46.18	59.67
4/1/2021	6/30/2021	68.63	59.90	68.63
7/1/2021	9/30/2021	75.77	68.03	68.08
10/1/2021	12/31/2021	81.31	68.16	81.31
1/1/2022	3/31/2022	81.31	60.17	65.57
4/1/2022	6/30/2022	66.64	47.23	47.88
7/1/2022	9/30/2022	59.00	46.30	49.22
10/1/2022	12/31/2022	68.12	49.22	64.00
1/1/2023	3/31/2023	69.57	57.30	60.22
4/1/2023	6/30/2023	68.14	55.70	68.14
7/1/2023	9/30/2023	70.03	53.19	53.21
10/1/2023	12/31/2023	57.70	48.10	57.64
1/1/2024	3/31/2024	65.32	52.40	65.32
4/1/2024	6/30/2024	73.90	60.47	66.47
7/1/2024	9/30/2024	77.61	65.52	77.61
10/1/2024	12/31/2024	86.60	74.23	78.93
1/1/2025	3/31/2025	90.60	76.12	80.11
4/1/2025	6/30/2025	105.62	71.14	105.62
7/1/2025	9/30/2025	111.73	103.24	109.95
10/1/2025	12/31/2025	122.66	105.55	119.75
1/1/2026	3/31/2026	145.46	110.85	130.95
4/1/2026	6/30/2026	148.21	132.97	146.11
7/1/2026	7/17/2026*	145.24	140.23	140.46

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Ordinary Shares of Johnson Controls International plc from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

Expand Energy Corporation

Expand Energy Corporation is a producer of natural gas and oil. The Common Stock of Expand Energy Corporation are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Expand Energy Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-13726 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Expand Energy Corporation on July 17, 2026 was $88.13. Expand Energy Corporation’s Common stock is listed on the Nasdaq under the ticker symbol “EXE.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
2/10/2021*	3/31/2021	47.25	41.60	43.39
4/1/2021	6/30/2021	56.22	44.66	51.92
7/1/2021	9/30/2021	62.98	48.90	61.59
10/1/2021	12/31/2021	67.75	57.00	64.52
1/1/2022	3/31/2022	89.32	63.04	87.00
4/1/2022	6/30/2022	103.15	76.34	81.10
7/1/2022	9/30/2022	104.56	74.34	94.21
10/1/2022	12/31/2022	104.75	93.63	94.37
1/1/2023	3/31/2023	92.23	71.66	76.04
4/1/2023	6/30/2023	84.00	75.25	83.68
7/1/2023	9/30/2023	90.26	80.85	86.23
10/1/2023	12/31/2023	89.59	73.76	76.94
1/1/2024	3/31/2024	88.83	74.89	88.83
4/1/2024	6/30/2024	92.96	82.19	82.19
7/1/2024	9/30/2024	83.77	70.31	82.25
10/1/2024	12/31/2024	100.97	81.46	99.55
1/1/2025	3/31/2025	111.32	96.03	111.32
4/1/2025	6/30/2025	122.53	99.55	116.94
7/1/2025	9/30/2025	111.19	93.03	106.24
10/1/2025	12/31/2025	122.89	98.59	110.36
1/1/2026	3/31/2026	113.92	99.52	109.78
4/1/2026	6/30/2026	106.03	86.98	91.19
7/1/2026	7/17/2026**	90.72	87.10	88.13

* EXE began trading on February 10, 2021, and accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period.

** Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Expand Energy Corporation from February 10, 2021 through July 17, 2026, based on information from Bloomberg.

NextEra Energy, Inc.

NextEra Energy, Inc. is an electric power and energy infrastructure company. The Common Stock of NextEra Energy, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NextEra Energy, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-08841 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of NextEra Energy, Inc. on July 17, 2026 was $88.80. NextEra Energy, Inc.’s Common Stock is listed on the NYSE under the ticker symbol “NEE.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	86.87	70.70	75.61
4/1/2021	6/30/2021	80.94	71.54	73.28
7/1/2021	9/30/2021	86.48	74.19	78.52
10/1/2021	12/31/2021	93.36	77.83	93.36
1/1/2022	3/31/2022	93.36	72.32	84.71
4/1/2022	6/30/2022	87.08	68.51	77.46
7/1/2022	9/30/2022	91.00	77.51	78.41
10/1/2022	12/31/2022	87.15	70.64	83.60
1/1/2023	3/31/2023	85.74	69.87	77.08
4/1/2023	6/30/2023	79.04	72.69	74.20
7/1/2023	9/30/2023	75.90	57.08	57.29
10/1/2023	12/31/2023	62.78	49.32	60.74
1/1/2024	3/31/2024	63.91	54.97	63.91
4/1/2024	6/30/2024	80.02	61.70	70.81
7/1/2024	9/30/2024	84.97	69.90	84.53
10/1/2024	12/31/2024	85.43	69.77	71.69
1/1/2025	3/31/2025	76.16	66.96	70.89
4/1/2025	6/30/2025	75.00	64.11	69.42
7/1/2025	9/30/2025	77.54	69.77	75.49
10/1/2025	12/31/2025	86.29	78.18	80.28
1/1/2026	3/31/2026	95.68	78.37	92.88
4/1/2026	6/30/2026	97.88	83.66	87.77
7/1/2026	7/17/2026*	89.54	86.37	88.80

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of NextEra Energy, Inc. from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

Martin Marietta Materials, Inc.

Martin Marietta Materials, Inc. is a natural resource-based building materials company that supplies aggregates and heavy-side building materials. The Common Stock of Martin Marietta Materials, Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Martin Marietta Materials, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-12744 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Martin Marietta Materials, Inc. on July 17, 2026 was $562.59. Martin Marietta Materials, Inc.’s Common Stock is listed on the NYSE under the ticker symbol “MLM.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	347.57	277.80	335.82
4/1/2021	6/30/2021	378.28	333.88	351.81
7/1/2021	9/30/2021	390.42	339.74	341.68
10/1/2021	12/31/2021	441.72	348.11	440.52
1/1/2022	3/31/2022	441.51	359.99	384.89
4/1/2022	6/30/2022	385.06	297.30	299.24
7/1/2022	9/30/2022	371.57	296.05	322.09
10/1/2022	12/31/2022	368.73	298.83	337.97
1/1/2023	3/31/2023	382.80	320.60	355.06
4/1/2023	6/30/2023	461.69	337.06	461.69
7/1/2023	9/30/2023	462.24	406.38	410.48
10/1/2023	12/31/2023	499.62	397.86	498.91
1/1/2024	3/31/2024	613.94	482.00	613.94
4/1/2024	6/30/2024	621.53	534.99	541.80
7/1/2024	9/30/2024	593.35	502.48	538.25
10/1/2024	12/31/2024	619.58	516.50	516.50
1/1/2025	3/31/2025	552.64	460.39	478.13
4/1/2025	6/30/2025	568.19	452.51	548.96
7/1/2025	9/30/2025	631.12	546.36	630.28
10/1/2025	12/31/2025	656.85	589.97	622.66
1/1/2026	3/31/2026	708.11	560.69	588.68
4/1/2026	6/30/2026	635.29	532.65	576.70
7/1/2026	7/17/2026*	605.30	562.59	562.59

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Martin Marietta Materials, Inc. from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

nVent Electric plc

nVent Electric plc, an Irish company, provides systems protections and electrical connection solutions. The Ordinary Shares of nVent Electric plc are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by nVent Electric plc pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-38265 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Ordinary Shares of nVent Electric plc on July 17, 2026 was $154.92. nVent Electric plc’s Ordinary Shares are listed on the NYSE under the ticker symbol “NVT.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	29.93	22.15	27.91
4/1/2021	6/30/2021	33.02	28.14	31.24
7/1/2021	9/30/2021	34.51	28.98	32.33
10/1/2021	12/31/2021	38.31	31.30	38.00
1/1/2022	3/31/2022	38.27	32.63	34.78
4/1/2022	6/30/2022	37.36	30.59	31.33
7/1/2022	9/30/2022	37.15	29.96	31.61
10/1/2022	12/31/2022	40.21	31.78	38.47
1/1/2023	3/31/2023	46.28	37.72	42.94
4/1/2023	6/30/2023	51.67	40.48	51.67
7/1/2023	9/30/2023	58.21	49.61	52.99
10/1/2023	12/31/2023	59.29	45.88	59.09
1/1/2024	3/31/2024	75.41	55.78	75.40
4/1/2024	6/30/2024	85.43	71.07	76.61
7/1/2024	9/30/2024	81.19	60.72	70.26
10/1/2024	12/31/2024	79.19	67.69	68.16
1/1/2025	3/31/2025	75.40	52.42	52.42
4/1/2025	6/30/2025	73.35	45.20	73.25
7/1/2025	9/30/2025	100.25	72.16	98.64
10/1/2025	12/31/2025	114.35	94.99	101.97
1/1/2026	3/31/2026	127.01	102.72	118.28
4/1/2026	6/30/2026	184.34	117.41	169.61
7/1/2026	7/17/2026*	161.78	152.15	154.92

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Ordinary Shares of nVent Electric plc from April 17, 2018 through July 17, 2026, based on information from Bloomberg.

Ingersoll Rand Inc.

Ingersoll Rand Inc. is a provider of mission-critical flow creation products, and industrial and life science solutions. The Common Stock of Ingersoll Rand Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Ingersoll Rand Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-38095 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Ingersoll Rand Inc. on July 17, 2026 was $82.24. Ingersoll Rand Inc.’s Common Stock is listed on the NYSE under the ticker symbol “IR.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	50.76	40.81	49.21
4/1/2021	6/30/2021	51.94	45.50	48.81
7/1/2021	9/30/2021	54.98	46.25	50.41
10/1/2021	12/31/2021	61.87	49.89	61.87
1/1/2022	3/31/2022	60.74	44.90	50.35
4/1/2022	6/30/2022	50.40	40.96	42.08
7/1/2022	9/30/2022	53.97	39.85	43.26
10/1/2022	12/31/2022	55.53	45.03	52.25
1/1/2023	3/31/2023	59.87	52.46	58.18
4/1/2023	6/30/2023	65.36	53.41	65.36
7/1/2023	9/30/2023	70.01	62.79	63.72
10/1/2023	12/31/2023	77.85	59.31	77.34
1/1/2024	3/31/2024	95.26	74.72	94.95
4/1/2024	6/30/2024	96.28	86.72	90.84
7/1/2024	9/30/2024	100.40	86.84	98.16
10/1/2024	12/31/2024	105.35	90.46	90.46
1/1/2025	3/31/2025	94.23	79.44	80.03
4/1/2025	6/30/2025	84.94	66.75	83.18
7/1/2025	9/30/2025	89.02	74.98	82.62
10/1/2025	12/31/2025	84.18	73.56	79.22
1/1/2026	3/31/2026	98.76	76.94	80.12
4/1/2026	6/30/2026	88.32	68.54	81.99
7/1/2026	7/17/2026*	84.78	76.71	82.24

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Ingersoll Rand Inc. from May 12, 2017 through July 17, 2026, based on information from Bloomberg.

EQT Corporation

EQT Corporation is a natural gas production company with operations focused in the Appalachian Basin. The Common Stock of EQT Corporation are registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by EQT Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-03551 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of EQT Corporation on July 17, 2026 was $49.56. EQT Corporation’s Common stock is listed on the NYSE under the ticker symbol “EQT.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	19.71	13.41	18.58
4/1/2021	6/30/2021	23.13	16.80	22.26
7/1/2021	9/30/2021	22.34	16.19	20.46
10/1/2021	12/31/2021	22.87	18.36	21.81
1/1/2022	3/31/2022	34.90	19.74	34.41
4/1/2022	6/30/2022	49.80	33.14	34.40
7/1/2022	9/30/2022	50.60	31.65	40.75
10/1/2022	12/31/2022	45.34	33.50	33.83
1/1/2023	3/31/2023	35.24	28.83	31.91
4/1/2023	6/30/2023	41.13	31.04	41.13
7/1/2023	9/30/2023	44.57	38.21	40.58
10/1/2023	12/31/2023	44.72	36.01	38.66
1/1/2024	3/31/2024	38.92	32.96	37.07
4/1/2024	6/30/2024	41.92	36.04	36.98
7/1/2024	9/30/2024	37.21	30.21	36.64
10/1/2024	12/31/2024	46.89	35.62	46.11
1/1/2025	3/31/2025	54.25	46.16	53.43
4/1/2025	6/30/2025	60.44	46.11	58.32
7/1/2025	9/30/2025	59.19	49.19	54.43
10/1/2025	12/31/2025	61.17	51.80	53.60
1/1/2026	3/31/2026	67.93	49.92	63.64
4/1/2026	6/30/2026	61.09	50.72	53.17
7/1/2026	7/17/2026*	52.61	48.85	49.56

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of EQT Corporation from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

AECOM

AECOM provides infrastructure consulting and advisory services to governments, businesses and organizations. The Common Stock of AECOM is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by AECOM pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-52423 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of AECOM on July 17, 2026 was $68.29. AECOM’s Common Stock is listed on the NYSE under the ticker symbol “ACM.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	65.29	48.92	64.11
4/1/2021	6/30/2021	69.11	59.93	63.32
7/1/2021	9/30/2021	67.00	58.83	63.15
10/1/2021	12/31/2021	77.35	62.27	77.35
1/1/2022	3/31/2022	79.56	66.74	76.81
4/1/2022	6/30/2022	78.34	61.26	65.22
7/1/2022	9/30/2022	77.74	62.92	68.37
10/1/2022	12/31/2022	85.90	68.45	84.93
1/1/2023	3/31/2023	91.11	80.84	84.32
4/1/2023	6/30/2023	86.67	76.60	84.69
7/1/2023	9/30/2023	89.86	81.75	83.04
10/1/2023	12/31/2023	93.45	74.81	92.43
1/1/2024	3/31/2024	98.40	87.33	98.08
4/1/2024	6/30/2024	97.78	85.09	88.14
7/1/2024	9/30/2024	103.27	82.37	103.27
10/1/2024	12/31/2024	116.97	101.97	106.82
1/1/2025	3/31/2025	111.05	92.54	92.73
4/1/2025	6/30/2025	113.06	87.19	112.86
7/1/2025	9/30/2025	132.99	111.08	130.47
10/1/2025	12/31/2025	134.35	95.33	95.33
1/1/2026	3/31/2026	103.86	83.21	84.82
4/1/2026	6/30/2026	86.61	67.86	69.80
7/1/2026	7/17/2026*	69.95	66.86	68.29

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of AECOM from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

Vistra Corp.

Vistra Corp. is an electricity and power generation company. The Common Stock of Vistra Corp. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Vistra Corp. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-38086 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Vistra Corp. on July 17, 2026 was $155.44. Vistra Corp.’s Common Stock is listed on the NYSE under the ticker symbol “VST.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	23.83	16.43	17.68
4/1/2021	6/30/2021	18.81	15.92	18.55
7/1/2021	9/30/2021	19.47	16.77	17.10
10/1/2021	12/31/2021	22.77	16.85	22.77
1/1/2022	3/31/2022	23.25	20.81	23.25
4/1/2022	6/30/2022	27.39	22.42	22.85
7/1/2022	9/30/2022	25.97	21.00	21.00
10/1/2022	12/31/2022	24.59	21.42	23.20
1/1/2023	3/31/2023	26.51	21.29	24.00
4/1/2023	6/30/2023	26.25	22.97	26.25
7/1/2023	9/30/2023	34.06	26.09	33.18
10/1/2023	12/31/2023	38.82	31.39	38.52
1/1/2024	3/31/2024	71.20	38.07	69.65
4/1/2024	6/30/2024	106.20	65.66	85.98
7/1/2024	9/30/2024	119.08	69.00	118.54
10/1/2024	12/31/2024	166.61	115.74	137.87
1/1/2025	3/31/2025	191.89	108.49	117.44
4/1/2025	6/30/2025	195.04	98.07	193.81
7/1/2025	9/30/2025	217.92	182.00	195.92
10/1/2025	12/31/2025	210.85	159.97	161.33
1/1/2026	3/31/2026	180.18	142.52	150.33
4/1/2026	6/30/2026	167.77	134.71	158.63
7/1/2026	7/17/2026*	160.23	151.05	155.44

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Vistra Corp. from October 4, 2016 through July 17, 2026, based on information from Bloomberg.

Xcel Energy Inc.

Xcel Energy Inc. is a U.S. regulated electric and natural gas delivery company that serves customers in eight mid-western and western states, including portions of Colorado, Michigan, Minnesota, New Mexico, North Dakota, South Dakota, Texas and Wisconsin. The Common Stock of Xcel Energy Inc. is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Xcel Energy Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-03034 through the Securities and Exchange Commission’s website at www.sec.gov. The Closing Price of the Common Stock of Xcel Energy Inc. on July 17, 2026 was $78.77. Xcel Energy Inc.’s Common Stock is listed on the Nasdaq under the ticker symbol “XEL.”

Historical Information

Quarter Begin	Quarter End	Quarterly High ($)	Quarterly Low ($)	Quarterly Close ($)
1/1/2021	3/31/2021	67.00	58.03	66.51
4/1/2021	6/30/2021	72.59	65.71	65.88
7/1/2021	9/30/2021	70.61	61.42	62.50
10/1/2021	12/31/2021	68.95	62.44	67.70
1/1/2022	3/31/2022	72.32	64.83	72.17
4/1/2022	6/30/2022	76.34	63.91	70.76
7/1/2022	9/30/2022	77.41	64.00	64.00
10/1/2022	12/31/2022	71.60	57.94	70.11
1/1/2023	3/31/2023	72.78	63.22	67.44
4/1/2023	6/30/2023	71.27	61.24	62.17
7/1/2023	9/30/2023	65.21	55.59	57.22
10/1/2023	12/31/2023	63.33	55.03	61.91
1/1/2024	3/31/2024	63.73	48.44	53.75
4/1/2024	6/30/2024	56.74	52.53	53.41
7/1/2024	9/30/2024	65.30	52.11	65.30
10/1/2024	12/31/2024	72.92	62.16	67.52
1/1/2025	3/31/2025	72.10	63.37	70.79
4/1/2025	6/30/2025	72.38	65.65	68.10
7/1/2025	9/30/2025	80.65	67.56	80.65
10/1/2025	12/31/2025	82.11	72.67	73.86
1/1/2026	3/31/2026	83.91	73.22	79.44
4/1/2026	6/30/2026	82.95	76.41	80.30
7/1/2026	7/17/2026*	81.96	78.77	78.77

* Available information for the indicated period includes data for less than the entire calendar quarter, and, accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only.

The graph below illustrates the performance of the Common Stock of Xcel Energy Inc. from January 1, 2008 through July 17, 2026, based on information from Bloomberg.

Additional Terms of the Securities

If the terms contained in this preliminary pricing supplement differ from those contained in the prospectus supplement, tax supplement or prospectus, the terms contained in this preliminary pricing supplement will control.

Some Definitions

We have defined some of the terms that we use frequently in this preliminary pricing supplement below:

♦“Closing Price” means, on any Trading Day for one share (or one unit of any other security for which a Closing Price must be determined) of an Underlying Share:

(i) if the Underlying Shares (or any such other security) are listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Underlying Shares (or any such other security) is listed,

(ii) if the Underlying Shares (or any such other security) are a security of the Nasdaq, the official Closing Price of the Underlying Shares published by the Nasdaq on such day, or

(iii) if the Underlying Shares (or any such other security) are not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the Underlying Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official Closing Price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of the Underlying Shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a Market Disruption Event (as defined below) occurs with respect to the Underlying Shares, (or any such other security) or the last reported sale price or the official Closing Price published by the Nasdaq, as applicable, for the Underlying Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the Underlying Shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such Closing Price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “—Antidilution adjustments” below.

♦“Trading Day” means, with respect to each Underlying Share, a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

♦“Market Disruption Event” means, with respect to each Underlying Share:

(i) the occurrence or existence of any of:

 (a) a suspension, absence or material limitation of trading of the Underlying Shares on the primary market for the Underlying Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

 (b) a breakdown or failure in the price and trade reporting systems of the primary market for the Underlying Shares as a result of which the reported trading prices for the Underlying Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

 (c) the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the Underlying Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Securities.

For the purposes of determining whether a Market Disruption Event has occurred with respect to the Underlying Shares: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event, (3) a suspension of trading in options contracts on the Underlying Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the Underlying Shares and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to the Underlying Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

♦“Relevant Exchange” means, with respect to each Underlying Share, the primary exchange(s) or market(s) of trading for (i) any Underlying Share, and (ii) any futures or options contracts related to such Underlying Share.

♦Antidilution Adjustments: With respect to each Underlying Shares, the Adjustment Factor will be adjusted as follows:

1. If the Underlying Shares is subject to a stock split or reverse stock split, then once such split has become effective, the Adjustment Factor for the Underlying Shares will be adjusted by the Calculation Agent to equal the product of the prior Adjustment Factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the Underlying Shares.

2. If the Underlying Shares is subject (i) to a stock dividend (issuance of additional shares of the Underlying Shares) that is given ratably to all holders of shares of the Underlying Shares or (ii) to a distribution of the Underlying Shares as a result of the triggering of any provision of the corporate charter of that Underlying Shares issuer, then once the dividend has become effective and the Underlying Shares is trading ex-dividend, the Adjustment Factor will be adjusted so that the new Adjustment Factor will equal the prior Adjustment Factor plus the product of (i) the number of shares issued with respect to one share of the Underlying Shares and (ii) the prior Adjustment Factor.

3. If the Underlying Shares issuer issues rights or warrants to all holders of its Underlying Shares to subscribe for or purchase that Underlying Shares at an exercise price per share less than the Closing Price of that Underlying Shares on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the Adjustment Factor will be adjusted to equal the product of the prior Adjustment Factor and a fraction, the numerator of which will be the number of shares of the Underlying Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Underlying Shares offered for subscription or purchase pursuant to such rights or warrants and the denominator of which will be the number of shares of the Underlying Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the Underlying Shares which the aggregate offering price of the total number of shares of the Underlying Shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which will be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

4. There will be no required adjustments to the Adjustment Factor to reflect cash dividends or other distributions paid with respect to the Underlying Shares other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and extraordinary dividends as described below. A cash dividend or other distribution with respect to the Underlying Shares will be deemed to be an extraordinary dividend if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for the Underlying Shares by an amount equal to at least 10% of the Closing Price of the Underlying Shares (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the Underlying Shares on the primary U.S. organized securities exchange or trading system on which the Underlying Shares is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend. If an extraordinary dividend occurs with respect to the Underlying Shares, the Adjustment Factor with respect to the Underlying Shares will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new Adjustment Factor will equal the product of (i) the then current Adjustment Factor and (ii) a fraction, the numerator of which is the Closing Price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount. The extraordinary dividend amount with respect to an extraordinary dividend for the Underlying Shares will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for the Underlying Shares or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination will be conclusive. A distribution on the Underlying Shares described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an extraordinary dividend will cause an adjustment to the Adjustment Factor pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

5. If (i) there occurs any reclassification or change of the Underlying Shares, including, without limitation, as a result of the issuance of any tracking stock by the Underlying Shares issuer, (ii) the Underlying Shares issuer or any surviving entity or subsequent surviving entity of the Underlying Shares issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the Underlying Shares issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the Underlying Shares issuer is liquidated, (v) the Underlying Shares issuer issues to all of its shareholders equity securities of an issuer other than the Underlying Shares issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Shares (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining the amount payable upon a redemption date or at maturity for each security will be as follows:

Upon the Observation Date following the effective date of a Reorganization Event: If the exchange property value is such that the Observation Date Basket Closing Level is greater than or equal to the Autocall Barrier, the Securities will be automatically redeemed for a payment per Security equal to the Principal Amount plus the Call Price.

Upon the Final Valuation Date, if the Securities have not previously been automatically redeemed, the Payment at Maturity per Security will be determined as follows:

 If the exchange property value is such that the Basket Return is greater than zero: (i) the stated principal amount plus (ii) the Principal Amount multiplied by (A) the Basket Return multiplied by (B) the Upside Gearing; or

 If the exchange property value is such that the Basket Return is less than or equal to zero and the Final Basket Level is greater than or equal to the Downside Threshold: the Principal Amount; or

 If the exchange property value is such that the Final Basket Level is less than the Downside Threshold: (i) the Principal Amount plus (ii) the Principal Amount multiplied by the Basket Return.

The “Final Price” of the applicable Underlying Shares will be deemed to equal the per-share cash value, determined as of the Final Valuation Date, of the securities, cash or any other assets distributed to holders of the Underlying Shares in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified shares of the Underlying Shares, (B) in the case of a spin-off event, the shares of the Underlying Shares with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where the Underlying Shares continues to be held by the holders receiving such distribution, the Underlying Shares (collectively, the exchange property).

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

“Exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the Calculation Agent, as of the date of receipt, of such cash received for one share of the Underlying Shares, as adjusted by the Adjustment Factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the Calculation Agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of the Underlying Shares, as adjusted by the Adjustment Factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination Closing Price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of the Underlying Shares, as adjusted by the Adjustment Factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document with respect to the securities to “the Underlying Shares” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the Underlying Shares shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to an Adjustment Factor will be required unless such adjustment would require a change of at least 0.1% in the Adjustment Factor then in effect. The Adjustment Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the Adjustment Factors will be made up to the close of business on the Final Valuation Date.

No adjustments to an Adjustment Factor or method of calculating an Adjustment Factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination Closing Price or the Final Price of the Underlying Shares, including, without limitation, a partial tender or exchange offer for the Underlying Shares.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Adjustment Factors or method of calculating the Adjustment Factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to the Adjustment Factors or to the method of calculating the amount payable at maturity of the Securities made pursuant to paragraph 5 above upon written request by any investor in the Securities.

Postponement of Observation Date and Final Valuation Date

If a Market Disruption Event with respect to any Underlying Share occurs on the scheduled Observation Date or the Final Valuation Date, or if the scheduled Observation Date or the Final Valuation Date is not a Trading Day, the Closing Level with respect to such affected Underlying Share (but not the unaffected Underlying Shares) for such day shall be determined on the immediately succeeding Trading Day on which no Market Disruption Event occurs with respect to such affected Underlying Share. The Final Basket Level will be determined on the date on which the Closing Price for each of the Underlying Shares for such date has been determined; provided that the Closing Price for any affected Underlying Share with respect to the scheduled Observation Date or the Final Valuation Date, as applicable, will not be determined on a date later than the fifth scheduled Trading Day after the scheduled Observation Date or the Final Valuation Date, as applicable, and if such date is not an Trading Day or if there is a Market Disruption Event with respect to the affected Underlying Share on such date, the Calculation Agent shall determine the Closing Price of such Underlying Share on such date based on the bid prices for such Underlying Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. If no bid prices are provided from any third-party dealers, the Closing Price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of Call Settlement Date and Maturity Date

If the Observation Date or the Final Valuation Date is postponed so that it falls less than two Business Days prior to the scheduled Call Settlement Date or the Maturity Date, as applicable, the Call Settlement Date or the Maturity Date, as applicable, will be postponed to the second Business Day following that Observation Date or Final Valuation Date as postponed, and no adjustment will be made to any payment made on that postponed date.

Alternate Exchange Calculation in Case of an Event of Default

If an event of default with respect to the Securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the Securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a Qualified Financial Institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

othe lowest amount that a Qualified Financial Institution would charge to effect this assumption or undertaking, plus othe reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the Default Quotation Period for the Securities, which we describe below, the holders of the Securities and/or we may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the Default Quotation Period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the Qualified Financial Institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the Default Quotation Period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of such acceleration.

Default Quotation Period

The Default Quotation Period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third Business Day after that day, unless:

ono quotation of the kind referred to above is obtained, or

oevery quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the Default Quotation Period will continue as described in the prior sentence and this sentence.

In any event, if the Default Quotation Period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the Acceleration Amount will equal the principal amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the Acceleration Amount at any time, a Qualified Financial Institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

oA-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

oP-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Trustee

The “Trustee” for each offering of notes issued under our Senior Debt Indenture, including the Securities, will be The Bank of New York Mellon, a New York banking corporation.

Agent

The “agent” is MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the Securities will be MS & Co. As Calculation Agent, MS & Co. will determine, among other things, the Initial Basket Level, the Observation Date Closing Basket Level, the Final Prices, the Final Basket Level, the Basket Return and the Payment at Maturity.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Basket Level, any adjustments to the Adjustment Factors or whether a Market Disruption Event has occurred. See “—Antidilution Adjustments” and the definition of Market Disruption Event. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Issuer Notice to Registered Security Holders, the Trustee and the Depositary

In the event that the Maturity Date of the Securities is postponed due to a postponement of the Final Valuation Date, the Issuer shall give notice of such postponement and, once it has been determined, of the date to which the Maturity Date has been rescheduled (i) to each registered holder of the Securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the Trustee by facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “Depositary”) by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The Issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the Maturity Date, the Business Day immediately preceding the scheduled Maturity Date and (ii) with respect to notice of the date to which the Maturity Date has been rescheduled, the Business Day immediately following the Final Valuation Date as postponed.

In the event that the Securities are subject to Automatic Call, the Issuer shall, (i) on the Business Day following the Observation Date, give notice of the Automatic Call and the Call Price, including specifying the payment date of the amount due upon the

Automatic Call, (x) to each registered holder of the Securities by mailing notice of such Automatic Call by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the Trustee by facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (z) to the Depositary by telephone or facsimile confirmed by mailing such notice to the Depositary by first class mail, postage prepaid and (ii) on or prior to the Call Settlement Date, deliver the aggregate cash amount due with respect to the Securities to the Trustee for delivery to the Depositary, as holder of the Securities. Any notice that is mailed to a registered holder of the Securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer, with any such request to be accompanied by a copy of the notice to be given.

The Issuer shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee, on which notice the Trustee may conclusively rely, and to the Depositary of the amount of cash, if any, to be delivered with respect to the Securities, on or prior to 10:30 a.m. (New York City time) on the Business Day preceding the Call Settlement Date or the Business Day preceding the Maturity Date, as applicable and (ii) deliver the aggregate cash amount due with respect to the Securities, if any, to the Trustee for delivery to the Depositary, as holder of the Securities, on the Call Settlement Date or Maturity Date, as applicable.

Additional Information About the Securities

Use of Proceeds and Hedging

The proceeds from the sale of the Securities will be used by us for general corporate purposes. We will receive, in aggregate, $10 per Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Securities, our hedging counterparty will reimburse the cost of the Agent’s commissions. The costs of the Securities borne by you and described on page 2 above comprise the Agent’s commissions and the cost of issuing, structuring and hedging the Securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the Trade Date, we will hedge our anticipated exposure in connection with the Securities, by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the Underlying Shares, in futures or options contracts on the Underlying Shares, as well as in other instruments related to the Underlying Shares that they may wish to use in connection with such hedging. Such purchase activity could increase the Initial Prices of the Underlying Shares, and, therefore, could increase the prices at or above which the Underlying Shares must close on the Observation Date for the Securities to be called, and if the Securities are not called prior to maturity, the prices at or above which the Underlying Shares must close on the Final Valuation Date so that you do not suffer significant loss on your initial investment in the Securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Securities, including on the Final Valuation Date, by purchasing and selling the Underlying Shares, futures or options contracts on the Underlying Shares, as well as other instruments related to the Underlying Shares that we may wish to use in connection with such hedging activities, including by purchasing or selling any such securities or instruments on the Final Valuation Date. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the Final Valuation Date approaches. We cannot give any assurance that our hedging activities will not affect the prices of the Underlying Shares, and, therefore, adversely affect the value of the Securities, whether the Securities are automatically called prior to maturity, and if the Securities are not called prior to maturity, or the amount payable at maturity, if any.

Supplemental Plan of Distribution; Conflicts of Interest

MS & Co. will act as the agent for this offering. We will agree to sell to MS & Co., and MS & Co. will agree to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of this document. UBS Financial Services Inc., acting as dealer, will receive from MS & Co. a fixed sales commission of $0.25 for each Security it sells.

MS & Co. is our affiliate and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Securities. When MS & Co. prices this offering of Securities, it will determine the economic terms of the Securities, including the Upside Gearing, such that for each Security the estimated value on the Trade Date will be no lower than the minimum level described in “Additional Information about Morgan Stanley, MSFL and the Securities” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the Securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities. Specifically, the agent may sell more Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Securities, for its own account. The agent must close out any naked short position by purchasing the Securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the Securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the Securities or the Underlying Shares in the open market to stabilize the price of the Securities. Any of these activities may raise or maintain the market price of the Securities above independent market levels or prevent or retard a decline in the market price of the Securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of Securities. See “—Use of Proceeds and Hedging” above.

Form of Securities

The Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depositary and will be registered in the name of a nominee of the Depositary. The Depositary’s nominee will be the only registered holder of the Securities. Your beneficial interest in the Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the Depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the Depositary, as the registered holder of the Securities, for distribution to participants in accordance with the Depositary’s procedures. For more information regarding the Depositary and book entry notes, please read “Forms of Securities—The Depositary” in the accompanying prospectus supplement and “Securities Offered on a Global Basis Through the Depositary” in the accompanying prospectus.